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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 24, 2003

                           ENZON PharmaceuticalS, INC.
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             (Exact name of registrant as specified in its charter)


           Delaware                   0-12957           22-2372868
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(State or other jurisdiction of     (Commission        (IRS Employer
        incorporation)             File Number)       Identification)



                685 Route 202/206, Bridgewater, New Jersey 08807
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               (Address of principal executive offices) (Zip Code)




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       (Registrant's telephone number, including area code: (908) 541-8600





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          (Former name or former address, if changed since last report)

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Item 5. Other Events

         Enzon Pharmaceuticals, Inc. reported today data presented at the annual scientific meeting, Focus on Fungal Infections (FOFI) 13, held in Maui, Hawaii, suggesting possible new roles for ABELCET(R) (amphotericin B lipid complex injection) in the management of invasive fungal infections (IFIs). ABELCET, a long-standing antifungal therapy is approved for the treatment of invasive fungal infections in patients who are refractory to, or intolerant of conventional amphotericin B. ABELCET has now been shown to offer new potential when given in aerosolized form. New data were also presented confirming the drug's safety profile and renal tolerability. These data support the important role ABELCET continues to play in treatment strategies for immunocompromised patients at risk for IFIs.

         Data from a recently completed study at Duke University Medical Center concluded that ABELCET administered in an aerosolized, or inhaled, form had fewer side effects than aerosolized conventional amphotericin B (acAmB). According to John Perfect, MD, a Duke investigator, "The trial results are encouraging and point toward the potential use of inhaled ABELCET as a new strategy for antifungal prophylaxis in lung transplant patients. This is another important step in the evaluation of ABELCET as an aerosol in the management of high risk patients for fungal infections."

         In the Duke study, ABELCET was administered via inhalation at 50 mg/d for 4 days, then once weekly for up to 7 weeks. Of the patients treated with aerosolized ABELCET, only 8% were considered failures for pulmonary prophylaxis in this high risk patient population for fungal infections, and of particular importance, the group receiving aerosolized ABELCET demonstrated a significantly lower incidence of adverse events compared to acAmB, suggesting a major safety/tolerance advantage with the use of aerosolized ABELCET which may translate into a clinical benefit.

         An additional study is under way at Duke University Medical Center to investigate the safety and tolerability of aerosolized ABELCET in allogeneic bone marrow transplant patients and this study should be completed in the summer of 2003. In this study, patients are enrolled to receive inhaled ABELCET and systemic fluconazole prophylaxis through the first 100 days post-transplant (the period at which patients are at the highest risk of infection). The investigation into the safety and efficacy of aerosolized ABELCET represents a new and creative way to use this lipid formulation of amphotericin B in addition to the approved intravenous indication.

More at FOFI: resolving nephrotoxicity issues

         Also at FOFI, data from a Canadian study conducted primarily in cancer patients at Hamilton Health Sciences, Hamilton, Ontario, demonstrated no significant difference between ABELCET and Ambisome(R) (liposomal amphotericin B, Fujisawa Healthcare/Gilead Sciences, Inc.) in the incidence and severity of nephrotoxicity, or decreased kidney function. This multicenter, retrospective, and prospective study involved over 250 patients. According to one of the authors, Barrie McTaggart, "Our study looked at the nephrotoxic effects of two lipid formulations in patients receiving drugs used in routine practice. In this setting, we were unable to demonstrate any significant differences between the two agents in terms of nephrotoxicity. These data do differ from a recently published study by Wingard et al. Often patients in clinical trials are not representative of the types of patients receiving drugs in everyday practice. This may explain the differences in these findings."

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         Additional presentations from Duke University by Barbara Alexander, MD reinforced the renal tolerability of ABELCET assessed over a 3-year period. An in-depth analysis of the university's experience with the drug in 123 transplant patients revealed that only 14.6% of these patients (considered at high risk for developing nephrotoxicity, e.g., poor initial renal function, concomitant nephrotoxic drugs) developed nephrotoxicity as defined by a doubling of baseline creatinine. Only 1 of the 123 patients who received ABELCET required hemodialysis at the end of therapy. "Our experience with ABELCET indicates that renal complications are generally not significant enough to cause therapy discontinuations in the vast majority of patients," said Dr. Alexander.

Emerging therapeutic strategies: combination use

         Investigators at FOFI presented research and cases of successful ABELCET use in combination with other new, antifungal agents, based on the premise that different drug classes attack different fungal targets for synergistic effect.

Enzon reinforces corporate commitment to infectious disease research

         Enzon announced last week at FOFI the initiation of a new award for outstanding achievement in the field of research in infectious disease, the Thomas J Walsh Clinical Mycology Award by Enzon Pharmaceuticals. This award will be presented annually beginning in 2004 to acknowledge the accomplishment, dedication and commitment of an outstanding, researcher. Enzon believes that this award reflects its own commitment to assist the infectious disease community in confronting the most important issues surrounding successful patient care.

About fungal infections

         Invasive fungal infections are life-threatening complications often affecting already compromised patients such as those suffering from cancer, HIV, recipients of lung and bone marrow transplants, and others. They can be caused by dozens of different pathogens that attack the patient's weakened immune system. Effective treatment is critical and can mean the difference between life and death, and must often be initiated even in the absence of a specific diagnosis.

About ABELCET (amphotericin B lipid complex injection)

         ABELCET was approved for use by the US Food and Drug Administration
(FDA) in November 1995. It is indicated for the treatment of invasive fungal infections in patients who are refractory to or intolerant of conventional amphotericin B therapy. The adverse events most commonly reported with ABELCET are transient chills and/or fever during infusion of the drug. ABELCET is contraindicated in patients who have shown hypersensitivity to amphotericin B or any other component in the formulation. Please see full prescribing information before using ABELCET or any product mentioned in this press release.

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         Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors, which are described in the Company's Form 10-K, Form 10-Q's and Form 8-K's on file with the SEC, including without limitation, risks in obtaining and maintaining regulatory approval for indications and expanded indications, market acceptance of and continuing demand for Enzon's products and the impact of competitive products and pricing, the NPS and Enzon businesses may not be integrated successfully; costs related to the proposed merger may be significant and greater than we expect; and the NPS or Enzon stockholders may fail to approve the proposed merger. All information in this Form 8-K is as of March 24, 2003, and we undertake no duty to update this information.

Additional information and where to find it

         In connection with the proposed NPS/Enzon merger, NPS, Enzon, and Momentum Merger Corporation (which will be renamed by NPS and Enzon in connection with the proposed merger) intend to file a joint proxy statement/prospectus with the Securities and Exchange Commission (the "SEC") in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents filed by NPS and Enzon with the SEC at the SEC's web site at www.sec.gov or by contacting NPS at 801-583-4939 and through NPS' web site at www.npsp.com, or by contacting Enzon at 908-541-8678 and through Enzon's web site at www.enzon.com.

         Enzon and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Enzon and NPS in connection with the proposed merger transaction. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in Enzon's proxy statement for its 2002 Annual Meeting of Stockholders, which was filed with the SEC on or about October 28, 2002. This document is available free of charge at the SEC's web site at www.sec.gov or by contacting Enzon at 908-541-8678.

         NPS and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of NPS and Enzon in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the proposed merger transaction will be included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in NPS' proxy statement for its 2002 Annual Meeting of Stockholders, which was filed with the SEC on or about April 19, 2002. This document is available free of charge at the SEC's web site at www.sec.gov or by contacting NPS at 801-583-4939 and through the NPS website at www.npsp.com.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 24, 2002

                                              By:   /s/ Kenneth J. Zuerblis
                                                  -----------------------------
                                                  Kenneth J. Zuerblis
                                                  Vice President, Finance and
                                                  Chief Financial Office